Exhibit 10.1

EXECUTION VERSION

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of June 28, 2024 (the “Amendment Date”), among AP LEAF, LLC (the “Borrower”), MIDDLE MARKET APOLLO INSTITUTIONAL PRIVATE LENDING (the “Collateral Manager “ and the “Equityholder”), WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Administrative Agent”), and each of the lenders from time to time party hereto (each, a “Lender” and collectively, the “Lenders”).

WHEREAS, the Borrower, the Collateral Manager, the Equityholder, the Administrative Agent, the Lenders, Computershare Trust Company, N.A. as trustee and as collateral agent, are party to the Loan and Security Agreement, dated as of December 20, 2023 (the “Loan and Security Agreement”);

WHEREAS, the Borrower, the Collateral Manager, the Administrative Agent, the Equityholder and the Lenders desire to amend the Loan and Security Agreement, in accordance with Section 12.1 of the Loan and Security Agreement and subject to the terms and conditions set forth herein; and

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.1. Defined Terms. Terms used but not defined herein have the respective meanings given to such terms in the Loan and Security Agreement.

ARTICLE II

Amendments to the Transaction Documents

SECTION 2.1. As of the date of this Amendment, the Loan and Security Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Loan and Security Agreement attached as Appendix A hereto. As of the date of this Amendment (and in addition to the amendments as set forth below), all Transaction Documents are hereby amended to make conforming changes similar to those as set forth as Appendix A hereto.

ARTICLE III

Representations and Warranties

SECTION 3.1. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that, as of the Amendment Date, (i) no Default or Event of Default has occurred and is continuing and (ii) the representations and warranties of the Borrower contained in the Loan and Security Agreement are true and correct in all material respects on and as of such date (other than any representation and warranty that is made as of a specific date).

ARTICLE IV

Conditions Precedent

SECTION 4.1. This Amendment shall become effective as of the date hereof so long as the following conditions are satisfied:

(a) the execution and delivery of this Amendment by each party hereto;

(b) the Administrative Agent’s receipt of a legal opinion of Dechert LLP, U.S. counsel for the Borrower, in form and substance reasonably satisfactory to the Administrative Agent covering such matters as the Administrative Agent may reasonably request;

(c) payment of all fees due and owing to the Administrative Agent on or prior to the date hereof; and

(d) the Administrative Agent’s receipt of a good standing certificate for the Borrower issued by the applicable official body of its jurisdiction of organization and a certified copy of the resolutions of the board of managers or directors (or similar items) of the Borrower approving this Amendment and the transactions contemplated hereby, certified by its secretary or assistant secretary or other authorized officer.

ARTICLE V

Miscellaneous

SECTION 5.1. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 5.2. Severability Clause. In case any provision in or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality, and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

SECTION 5.3. Ratification. Except as expressly amended hereby, the Loan and Security Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Amendment shall form a part of the Loan and Security Agreement for all purposes.

SECTION 5.4. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 5.5. Headings. The headings of the Articles and Sections in this Amendment are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provisions hereof.

SECTION 5.6. Electronic Signatures. The words “execution,” “signed,” “signature” and words of like import in this Amendment shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act (which includes any electronic signature provided using Orbit, Adobe Fill & Sign, Adobe Sign, DocuSign or any other similar platform identified by the Borrower and reasonably available at no undue burden or expense to the Collateral Agent), or any other similar state laws based on the Uniform Electronic Transactions Act. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the Amendment Date.

BORROWER:

AP LEAF, LLC

By:	Middle Market Apollo Institutional Private
Lending, its sole member

By:	/s/ Kristin Hester

Name:	Kristin Hester
Title:	Chief Legal Officer, Secretary and Vice President

[Signature Page to Second Amendment to Loan and Security Agreement]

COLLATERAL MANAGER:

MIDDLE MARKET APOLLO
INSTITUTIONAL PRIVATE LENDING

By:	/s/ Kristin Hester

Name:	Kristin Hester
Title:	Chief Legal Officer, Secretary and Vice President

[Signature Page to Second Amendment to Loan and Security Agreement]

EQUITYHOLDER:

MIDDLE MARKET APOLLO
INSTITUTIONAL PRIVATE LENDING

By:	/s/ Kristin Hester

Name:	Kristin Hester
Title:	Chief Legal Officer, Secretary and Vice President

[Signature Page to Second Amendment to Loan and Security Agreement]

THE ADMINISTRATIVE AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as Administrative Agent

By:	/s/ Mike Romanzo, CFA

Name:	Mike Romanzo, CFA
Title:	Managing Director

[Signature Page to Second Amendment to Loan and Security Agreement]

LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Lender

By:	/s/ Mike Romanzo, CFA

Name:	Mike Romanzo, CFA
Title:	Managing Director

[Signature Page to Second Amendment to Loan and Security Agreement]

BANK OF AMERICA, N.A., as Lender

By:	/s/ Joseph Thomas

Name:	Joseph Thomas
Title:	Director

[Signature Page to Second Amendment to Loan and Security Agreement]

Appendix A

EXECUTION VERSION

Conformed through ~~Omnibus~~ Amendment No. 2, dated as of ~~January 19~~June 28, 2024

Up to $~~500,000,000~~650,000,000

LOAN AND SECURITY AGREEMENT

by and among

MIDDLE MARKET APOLLO INSTITUTIONAL PRIVATE LENDING,

(Collateral Manager)

AP LEAF, LLC

(Borrower)

MIDDLE MARKET APOLLO INSTITUTIONAL PRIVATE LENDING,

(Equityholder)

EACH OF THE LENDERS FROM TIME TO TIME PARTY HERETO,

(Lenders)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Administrative Agent)

COMPUTERSHARE TRUST COMPANY, N.A.

(Trustee)

and

COMPUTERSHARE TRUST COMPANY, N.A.

(Collateral Agent)

Dated as of December 20, 2023

Administrative Agent may agree to in its sole discretion) have elapsed since the Closing Date and (iii) the seller under the Closing Date Participation Agreement has not defaulted in any respect in the performance of any of its payment obligations with respect to such Closing Date Participation Interest;

(u) all information provided by either the Borrower or the Collateral Manager with respect to such Loan is true, correct and complete in all material respects; provided that, to the extent any such information was furnished to the Borrower or the Collateral Manager, as applicable, by a related Obligor or any other third party, such information is true, correct and complete to the best of the knowledge of the Borrower or of the Collateral Manager, as applicable;

(v) such Loan (A) is not an Equity Security and (B) does not provide by its terms for the conversion or exchange into an Equity Security at any time on or after the date it is included as part of the Collateral;

(w) such Loan does not constitute Margin Stock;

(x) as of the date such Loan is first included as part of the Collateral, the aggregate Adjusted Borrowing Value of all Loans made to (i) each of the three (3) Obligors collectively comprising the largest aggregate Adjusted Borrowing Values does not exceed $~~30,000,000~~37,500,000 and (ii) any other Obligor and its Affiliates does not exceed $~~25,000,000~~32,500,000;

(y) after giving effect to such Loan as part of the Collateral, the aggregate Adjusted Borrowing Value of all Loans (i) denominated in an Eligible Currency other than Dollars or (ii) with respect to which the related Primary Obligor is not domiciled, organized or incorporated in the United States or any State or territory thereof or Canada is not greater than 20.0% of the Maximum Facility Amount;

(z) there are no proceedings pending or, to the knowledge of the Borrower, threatened, (i) asserting the insolvency of the related Obligor or (ii) wherein the related Obligor, any other party obligated with respect to such Loan or any Governmental Authority has alleged that such Loan or any related Underlying Instrument is illegal or unenforceable;

(aa) if such Loan is acquired by the Borrower from the Seller, (i) such Loan was sourced or originated by the Seller or its Affiliates in the ordinary course of business, and (ii) the Seller has caused its master computer records to be clearly and unambiguously marked to indicate that such Loan has been sold to the Borrower;

(bb) as of the date such Loan is first included as part of the Collateral, the Unfunded Exposure Amount (converted to Dollars, if necessary, by the Collateral Manager using the Applicable Conversion Rate) does not exceed 15.0% of the Adjusted Borrowing Value of all Eligible Loans;

(cc) such Loan provides for periodic payments of interest thereon in cash no less frequently than quarterly;

D	= 360 days (or, to the extent the Interest Rate is (x) Daily Simple CORRA or Daily Simple SONIA, 365 or (y) the Base Rate, 365 or 366 days, as applicable).

provided that, (i) no provision of this Agreement shall require the payment or permit the collection of Interest in excess of the maximum permitted by Applicable Law, and (ii) Interest shall not be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.

“Interest Collection Account”: Collectively, each Securities Account and any sub-accounts created and maintained on the books and records of the Securities Intermediary entitled “Interest Collection Account”, subject to the Lien of the Trustee for the benefit of the Secured Parties.

“Interest Collections”: All (a) payments of interest and delayed compensation (representing compensation for delayed settlement) received in Cash by or on behalf of the Borrower on the Collateral, including the accrued interest received in connection with a sale thereof, (b) principal and interest payments received by or on behalf of the Borrower on Permitted Investments purchased with Interest Collections and (c) all amendment and waiver fees, late payment fees, ticking fees and other fees received by the Borrower, except for those in connection with a Material Modification of the related Loan; provided that Interest Collections shall not include (x) Sale Proceeds representing accrued interest that are applied toward payment for accrued interest on the purchase of a Loan (including in connection with a Substitution) and (y) interest received in respect of a Loan (including in connection with any sale thereof), which interest was purchased with Principal Collections.

“Interest Rate”: With respect to any Advance in any Eligible Currency (a) the applicable Screen Rate plus (b) the Applicable Spread.

“Intermediary”: (a) A Clearing Corporation or (b) a Person, including a bank or broker, that in the ordinary course of its business maintains Securities Accounts for others and is acting in that capacity, which in each case is not an Affiliate of the Borrower or the Collateral Manager.

“Investment”: With respect to any Person, any direct or indirect loan, advance or investment by such Person in any other Person, whether by means of share purchase, capital contribution, loan or otherwise, excluding the acquisition of Loans, Permitted Investments and the acquisition of Equity Securities otherwise permitted by the terms hereof which are related to such Loans.

“Investment Property”: The meaning specified in Section 9-102(a)(49) of the UCC.

“Joinder Supplement”: An agreement among the Borrower, a Lender and the Administrative Agent in the form of Exhibit H to this Agreement (appropriately completed)

provided that at all times after the Reinvestment Period, the Maximum Facility Amount shall mean the aggregate Advances Outstanding at such time.

“MDC Entities” means Mubadala Investment Company PJSC, an Abu Dhabi public joint stock company, and its Subsidiaries.

“Measurement Date”: Each of (i) the Closing Date; (ii) the date on which any Borrower’s Notice is submitted; (iii) the date that a Responsible Officer of the Collateral Manager has actual knowledge of the occurrence of any Assigned Value Adjustment Event; (iv) the date that the Assigned Value of any Loan is adjusted; (v) the date that is two (2) Business Days prior to each Payment Date; (vi) the date on which any Loan included in the latest calculation of any Borrowing Base fails to meet one or more of the criteria listed in the definition of “Eligible Loan” (other than any criteria thereof waived by the Administrative Agent and/or the Required Lenders, as applicable); (vii) on or prior to each Reinvestment, Discretionary Sale, Substitution or Optional Sale pursuant to Section 2.14 and Section 3.2, as applicable; (viii) each Reporting Date; (ix) the date on which funds on deposit in the Principal Collection Account are converted into another Eligible Currency pursuant to Section 2.9(f)(iii); and (x) each other date requested by the Controlling Lender.

“Middle Market Loan”: A Loan that, as of the date the Borrower acquires such Loan, (i) is not (and cannot by its terms become) subordinate in right of payment to any obligation of the related Obligor (except with respect to liquidation preferences, if any, for trade claims, working capital facilities, purchase money indebtedness, capitalized leases and other similar obligations in respect of certain specified pledged collateral, if any) in any bankruptcy, reorganization, insolvency, moratorium or liquidation proceedings, (ii) is secured by a pledge of collateral, which security interest is validly perfected and first priority under Applicable Law (subject to Liens permitted by the applicable Underlying Instrument as of the date of the related Approval Notice and Liens accorded priority by law in favor of the United States or any State or agency), and (iii) has a value of collateral, as determined in good faith by the Collateral Manager, securing such Loan which, together with other attributes of the related Obligor (including its enterprise value), equals or exceeds the outstanding principal balance of the loan plus the aggregate outstanding principal balances of all other loans of equal or higher seniority secured by the same collateral.

“Minimum Equity Amount”: As of any date of determination, $~~120,000,000~~155,000,000 .

“Moody’s”: Moody’s Investors Service, Inc., and any successor thereto.

“MRB”: A company whose primary business is, or whose primary source of revenue is directly derived from, the sale or dispensing of, trade in, cultivation of or promotion of, marijuana, or which is engaged in any of the foregoing activities in contravention of laws applicable to such company.

“Mubadala”: MIC Capital Management 85 RSC Ltd., a company organized under the laws of the Emirate of Abu Dhabi.

such other Eligible Currency in immediately available funds and any amount not received before such time shall be deemed received on the next Business Day. The Borrower shall, to the extent permitted by law, pay to the Secured Parties interest on all amounts not paid or deposited when due hereunder at 2.00% per annum above the Prime Rate, payable on demand; provided that such interest rate shall not at any time exceed the maximum rate permitted by Applicable Law. Such interest shall be for the account of the applicable Secured Party. All computations of interest and other fees hereunder and under the other Transaction Documents shall be made on the basis of a year consisting of 360 days (other than calculations with respect to (x) Daily Simple CORRA and Daily Simple SONIA, which shall be based on a year consisting of 365 days and (y) the Base Rate, which shall be based on a year consisting of 365 or 366 days, as applicable) for the actual number of days elapsed.

(b) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be deemed due on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of Interest or any fee payable hereunder, as the case may be. For avoidance of doubt, to the extent that Available Funds are insufficient on any Payment Date to satisfy the full amount of any Increased Costs pursuant to Section 2.12, such unpaid amounts shall remain due and owing and shall accrue interest as provided in Section 2.10(a) until repaid in full.

(c) If any Advance requested by the Borrower is not effectuated as a result of the Collateral Manager’s or the Borrower’s actions or failure to fulfill any condition under Section 3.2, (which, in the case of the Collateral Manager, is solely within the control of the Collateral Manager) as the case may be, on the date specified therefor, whichever of the Collateral Manager or the Borrower is at fault, such Person shall indemnify the applicable Lender against any reasonable loss, cost or expense incurred by the applicable Lender, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the applicable Lender to fund or maintain such Advance upon receipt by the Borrower of documentation setting forth such costs.

Section 2.11 Fees.

The Borrower shall pay to Cadwalader, Wickersham & Taft LLP as counsel to the Administrative Agent and the Lenders, within two (2) Business Days following an invoice therefor, their reasonable invoiced fees and out-of-pocket expenses through the Closing Date.

Section 2.12 Increased Costs; Capital Adequacy; Illegality.

(a) If either (i) the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any Applicable Law or (ii) the compliance by an Affected Party with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), shall (A) subject any Affected Party to any Taxes (other than (i) Indemnified Taxes, (ii) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (iii) Connection Income Taxes) on its loans, loan principal, letters of

(iii) such Defaulting Lender shall not be entitled to receive any Non-Usage Fee for any period during which that Lender is a Defaulting Lender (and under no circumstance shall the Borrower retroactively be or become required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender).

(b) If the Administrative Agent determines in its sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), such Lender will, to the extent applicable, purchase that portion of outstanding Advances of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Advances to be held on a pro rata basis by the Lenders, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 2.18 [Reserved].

Section 2.19 Increase in Facility Amount.

The Borrower may, with the prior written consent of each Lender (in its sole discretion, and subject to customary conditions precedent including, without limitation, no existing Event of Default), (i) increase the Commitment of the existing Lenders (pro rata) with the consent of each such Lender, (ii) add additional Lenders and/or (iii) increase the Commitment of any Lender with the consent of such Lender, in each case which shall increase the Maximum Facility Amount by the amount of the Commitment of each such existing or additional Lender up to an aggregate maximum of $~~600,000,000~~650,000,000 .

Section 2.20 Effect of Benchmark Transition Event.

(a) Notwithstanding anything to the contrary herein or in any other Transaction Document, upon the occurrence of a Benchmark Transition Event with respect to any Benchmark, the Administrative Agent and the Borrower may amend this Agreement to replace such Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from the Lenders representing an aggregate of more than 50% of the aggregate Commitments (or, if the applicable Commitments have been terminated, Advances Outstanding). No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.20 will occur prior to the applicable Benchmark Transition Start Date.

Annex B

Lender	Commitment
Wells Fargo Bank, National Association	$	~~300,000,000~~375,000,000

Bank of America, N.A.	$	~~200,000,000~~275,000,000

Annex B to LSA